SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549




                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


        Date of Report (date of earliest event reported): August 25, 2004

                             CARRIZO OIL & GAS, INC.

             (Exact name of registrant as specified in its charter)


     Texas                   000-22915                  76-0415919
(State or other             (Commission             (I.R.S. Employer
jurisdiction of             File Number)           Identification No.)
 incorporation)

              14701 St. Mary's Lane
                  Suite 800
                Houston, Texas                             77079
             (Address of principal                      (Zip code)
               executive offices)



       Registrant's telephone number, including area code: (281) 496-1352




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        Item 4.01.        Changes in Registrant's Certifying Accountant.

                  On August 25, 2004, Ernst & Young LLP advised the Company by letter that it had resigned from serving as the independent registered public accounting firm of the Company. Neither the Audit Committee nor the Board of Directors of the Company recommended or approved Ernst & Young's resignation. The Company is in the process of seeking a new independent registered public accounting firm.

                  Ernst & Young's audit reports on the Company's consolidated financial statements as of and for the years ended December 31, 2003 and 2002 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles, except as follows:

                  Ernst & Young's audit report on the consolidated financial statements of the Company for the year ended December 31, 2003 contained two separate paragraphs stating, respectively, that "As described in Note 2, the Company revised the reported amount of the after-tax write-down that would have been taken as of December 31, 2001 using prices in effect at that date. We audited the adjustments described in Note 2 that were applied to revise the reported amount of the full cost ceiling test write-down had the Company not utilized the improvements in pricing subsequent to December 31, 2001 and/or the addition of proved oil and natural gas reserves on existing properties subsequent to the end of the period but prior to issuance of financial statements. Our procedures included (a) agreeing the revised tax basis in the full cost ceiling test computation to the Company's underlying records obtained from management, and (b) testing the mathematical accuracy of the revisions to the full cost ceiling computation. In our opinion such adjustments are appropriate and have been properly applied. However, we were not engaged to audit, review, or apply any procedures to the 2001 consolidated financial statements of the Company other than with respect to such adjustments and accordingly, we do not express an opinion or any other form of assurance on the 2001 consolidated financial statements taken as a whole," and "As discussed in
Note 2 to the consolidated financial statements, effective January 1, 2003, the Company changed its method of accounting for asset retirement obligations"; and

                  Ernst & Young's audit report on the consolidated financial statements of the Company for the year ended December 31, 2002 contained a separate paragraph stating that "As discussed above, the consolidated financial statements of the Company as of December 31, 2001 and for the two years then ended were audited by other auditors who have ceased operations. As described in
Note 5, the Company revised the reported amounts of certain temporary differences at December 31, 2001. We audited the adjustments described in Note 5 that were applied to revise the reported amounts of temporary differences in the 2001 consolidated financial statements. Our procedures included (a) agreeing the revised temporary differences to the Company's underlying records obtained from management, and (b) testing the mathematical accuracy of the revisions to the temporary differences. In our opinion, such adjustments are appropriate and have been properly applied. However, we were not engaged to audit, review, or apply any procedures to the 2001 consolidated financial statements of the Company other than with respect to such adjustments and, accordingly, we do not express an opinion or any other form of assurance on the 2001 consolidated financial statements taken as a whole."

                  During the Company's last two fiscal years and subsequent interim periods to the date hereof, there were no disagreements between the Company and Ernst & Young on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Ernst & Young, would have caused them to make reference to the subject matter of the disagreements in connection with their reports.

                  None of the "reportable events" described in item 304(a)(l)(v) of Regulations S-K under the Securities Act of 1933 occurred with respect to the Company within the last two fiscal years and subsequent interim periods to the date hereof.

                  The Company has provided to Ernst & Young a copy of the disclosures set forth above. A copy of Ernst & Young's letter dated August 27, 2004 regarding these disclosures is attached as Exhibit 16.1 to this Form 8-K.

Item 9.01.        Financial Statements, Pro Forma Financial Information and
                  Exhibits:

(c) Exhibits.

The following exhibit is filed herewith:

Exhibit No.                     Description

16.1                            Letter of Ernst & Young LLP to the U.S.
                                Securities and Exchange Commission.



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                                   SIGNATURES



                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      CARRIZO OIL & GAS, INC.




                                      By: /s/ Paul F. Boling
                                          ------------------
                                      Name:  Paul F. Boling
                                      Title: Vice President and
                                             Chief Financial Officer


Date:  August 31, 2004